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                                                                       EXHIBIT 5

ROBERT S. HARKEY

Senior Vice President                                         Tel (404) 715-2387

General Counsel & Secretary, Law Department                   Fax (404) 715-2233


                                                                   July 16, 1999


Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated, and
Morgan Stanley & Co. Incorporated,
       As Representatives of the
       Several Underwriters,
           c/o Merrill Lynch, Pierce, Fenner & Smith
                             Incorporated,
           Merrill Lynch World Headquarters,
                  World Financial Center,
                        North Tower, 10th Floor,
                             New York, New York 10281.


       Re:      Delta Air Lines, Inc. -  8-1/8% Notes due July 1, 2039



Gentlemen:

         This opinion is delivered to you in connection with the issuance by Delta Air Lines, Inc. (the "Company") in an underwritten public offering of $500,000,000 aggregate principal amount of its 8-1/8% Notes due July 1, 2039 (subject to increase to up to $575,000,000) (the "Notes") pursuant to certain resolutions adopted by the Company's Board of Directors at a meeting held on April 23, 1998 and by the Pricing Committee of the Board of Directors on July 6, 1999 and an Officers' Certificate establishing the form and terms of the Notes pursuant to the resolutions of the Pricing Committee (the "Resolutions"), and an Indenture dated as of May 1, 1991 (the "Indenture") between the Company and The Bank of New York, successor to The Citizens and Southern National Bank of Florida, as Trustee.

         All capitalized terms used and not otherwise defined herein have the same meaning as ascribed to them under the Underwriting Agreement dated as of July 14, 1999 (the "Underwriting Agreement") between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the Pricing Agreement dated July 14, 1999 (the "Pricing Agreement") among the Company, Merrill Lynch, Pierce, Fenner &


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Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
July 16, 1999
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Smith Incorporated and Morgan Stanley & Co. Incorporated, as Representatives of
the several Underwriters named in Schedule I (the "Representatives"). References herein to the Prospectus as amended or supplemented shall include, without limitation, the preliminary Prospectus Supplement, dated July 6, 1999, to the Prospectus dated July 20, 1998, transmitted for filing with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Act"), on July 7, 1999, and the final Prospectus Supplement dated July 14, 1999, to the Prospectus. This opinion is given pursuant to Section 6(c) of the Underwriting Agreement.

         In connection with the opinion expressed below, I or counsel under my general supervision have examined the Registration Statement on Form S-3 (File No. 333-58647) filed by the Company with the Securities and Exchange Commission (the "Commission"), the Indenture, the Underwriting Agreement, the Pricing Agreement, the form of the Note, the Resolutions and originals or copies, certified or otherwise identified to my satisfaction, of such other agreements, documents, certificates and statements of government officials and other papers as deemed necessary or advisable as a basis for such opinions. In all such examinations, I have assumed the genuineness of all signatures (other than those on behalf of the Company), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, I have assumed the same to have been properly given and to be accurate. I have also assumed that all documents and instruments executed by the parties to this transaction (other than the Company) have been duly and validly executed and delivered by such parties; that the agreements entered into as part of this transaction are the legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their terms; and that such parties have obtained all required consents, permits and approvals required to enter into and perform such documents and instruments.

         Based upon and subject to the foregoing, and to the qualifications set forth herein, it is my opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as it is now being conducted except where the failure to have such power or authority would not


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Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
July 16, 1999
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individually or in the aggregate have a material adverse effect on the financial condition or operations of the Company and its subsidiaries, taken as a whole;

         2. The Company is an "air carrier" within the meaning of the Federal Aviation Act of 1958, as amended, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in the United States of America other than that of its incorporation in which it has intrastate routes or has a principal office or major overhaul facility and where the failure to so qualify would have a material adverse effect on the financial condition or operations of the Company and its subsidiaries, taken as a whole;

         3. Each material subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

         4. The Company has an authorized capital stock as set forth in the Prospectus as amended or supplemented and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

         5. There are various legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which property of the Company or any of its subsidiaries is subject. Although the ultimate outcome of these proceedings cannot be predicted with certainty, to the best of my knowledge after reasonable investigation, there are no such legal or governmental proceedings pending which, individually or in the aggregate, are likely to have a material adverse effect on the consolidated financial condition, results of operations or liquidity of the Company and its subsidiaries, taken as a whole; and to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         6. The Underwriting Agreement and the Pricing Agreement each have been duly authorized, executed and delivered by the Company;

         7. The Notes have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting



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Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
July 16, 1999
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creditors' rights and to general equity principles, and will be entitled to the benefits provided by the Indenture; and the forms of the Notes and the Indenture conform in all material respects to the descriptions thereof in the Prospectus as amended or supplemented;

         8. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

         9. The issue and sale of the Notes, the compliance by the Company with all of the provisions of the Notes, the Indenture, the Underwriting Agreement and the Pricing Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches, violations and defaults that would not have a material adverse effect on the financial condition or operations of the Company and its subsidiaries taken as a whole and that would not affect the validity of the Notes), nor will such actions result in any violation of the provisions of the Certificate of Incorporation, as amended, or By-Laws of the Company or any statute or any order, rule or regulation known to me of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

         10. To the best of my knowledge after reasonable investigation, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the other transactions contemplated by the Underwriting Agreement, the Pricing Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters;


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Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
July 16, 1999
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         11. The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related schedules and other financial data therein derived from the Company's accounting records, as to which I express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Securities Exchange Act of 1934 (the "Exchange Act"), as applicable, and the rules and regulations of the Commission thereunder; and I have no reason to believe that any of such documents (other than the financial statements and related schedules and other financial data therein derived from the Company's accounting records, as to which I express no opinion), when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

         12. The Registration Statement and the Prospectus as amended or supplemented (other than the financial statements and related schedules and other financial data therein derived from the Company's accounting records, as to which I express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; I have no reason to believe that, as of its effective date, the Registration Statement (other than the financial statements and related schedules and other financial data therein derived from the Company's accounting records, as to which I express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus as amended or supplemented (other than the financial statements and related schedules and other financial data therein derived from the Company's accounting records, as to which I express no opinion), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of the date of this opinion, either the Registration Statement or the Prospectus as amended or supplemented (other than the financial statements and related schedules and other financial data therein derived from the Company's accounting records, as to which I express no opinion), contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not


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Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
July 16, 1999
Page 6




misleading; the statements in the Prospectus as amended or supplemented with respect to statutes, administrative orders and regulations and legal and governmental proceedings fairly and accurately present in all material respects the information required to be set forth therein and there are no statutes, administrative orders or regulations required to be described in the Prospectus as amended or supplemented which are not described as required; the statements in the Prospectus as amended or supplemented as to the route system which the Company presently operates or is authorized to operate are correct in all material respects and no authorization of the Company to operate any such route is the subject of any "show cause" or other order of, or any proceeding before, or any investigation by, the United States Department of Transportation (other than proceedings for the granting or renewal of temporary certificates or exemption rights) which in my opinion is reasonably likely to result in a final order impairing the validity of such authorization; and I do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required.

         The foregoing opinions are subject to the qualification that neither I nor counsel under my general supervision have independently investigated or verified the accuracy of statistical information contained in the Registration Statement, the Prospectus as amended or supplemented or the documents incorporated by reference therein. The foregoing opinions are also subject to the qualification that I am qualified to practice law in the State of Georgia and I do not purport to be an expert on, or to express any opinion herein concerning, any laws other than the laws of the State of Georgia, the General Corporation Law of the State of Delaware and the laws of the United States. Moreover, insofar as the Paragraphs numbered 7 and 8 of this opinion pertain to matters of the law of the State of New York, I have with your consent relied upon the opinion of Sullivan & Cromwell addressed to you and dated the date hereof.

         The opinions expressed herein are furnished to you and the other Underwriters in connection with the Company's issuance and sale of the Notes, are for your and their sole benefit, and may not be relied upon by any other person without my prior written consent.

                                               Sincerely,

                                               Robert S. Harkey